Exhibit 99.1

Datasea Announces Intent of its CEO to Purchase Up $3,000,000 of its Common Stock in Open Market Purchases

BEIJING, China, April 9, 2024 / PR Newswire / Datasea Inc. (Nasdaq: DTSS) (“Datasea” or the “Company”), a digital technology company incorporated in Nevada, dedicated to innovative business in acoustic high tech and 5G-Artificial Intelligence multimodal communication technology in the United States and China, today announced that Ms. Zhixin Liu, Founder and Chief Executive Officer of Company, intends to purchase up to $3,000,000 of the Company’s common stock from time to time from her personal funds over the next 12 months. Such purchases will be executed on the open market at prevailing market prices, and CEO Ms. Zhixin Liu has sole discretion as to how much Datasea common stock she will purchase, up to a $3,000,000 limitation. CEO Ms. Zhixin Liu currently holds a 25.08% position of the common stock, which represents the largest ownership position of the Company’s shares.

Datasea’s CEO Ms. Zhixin Liu commented, “I believe that the current price of our stock is undervalued and that it is not a true reflection of value of our two core businesses. The Company has made substantial progress in our business initiatives and believe that our growth momentum will continue. Further, I have a very high degree of confidence in our strategic plan and believe that our stock price should reflect both the value of our current business as well as our growth prospects.”

The specific timing and amount of the purchases of the Company’s common stock by CEO Ms. Zhixin Liu may be made from time to time on the open market at prevailing market prices, in privately negotiated transactions, in block trades or through other legally permissible means, and it will be determined by the market and other conditions, securities law limitations and other applicable rules and regulations. CEO Ms. Zhixin Liu intends to make all share purchases in compliance with applicable regulatory guidelines and to administer the plan in accordance with applicable laws, including Rule 10b-5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

About Datasea Inc.

Datasea Inc. (“Datasea” or the “Company”) is a leading provider of products, services, and solutions for enterprise and retail customers in converging and innovative industries, acoustics high tech and 5G-AI multimodal communication, especially focusing on ultrasonic, infrasound and directional sound technology. The Company’s advanced research and development technology serves as the core infrastructure and backbone for its products. Its 5G-AI multimodal communication segment operates on a cloud platform based on artificial intelligence. Datasea leverages cutting-edge technologies in acoustics high tech, utilizing ultrasonic sterilization to combat viruses and prevent human infections, and is also developing innovations in directional sound and medical ultrasonic cosmetology. In July 2023, Datasea established a wholly-owned subsidiary, Datasea Acoustics LLC, in Delaware, in a strategic move to mark its global presence. This underlies Datasea’s commitment to acoustics and its intent to offer cutting-edge acoustic solutions to the U.S. market. For additional information, please visit: www.dataseainc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates”, “target”, “going forward”, “outlook,” “objective” and similar terms. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and which are beyond Datasea’s control, which may cause Datasea’s actual results, performance or achievements  (including the RMB/USD value of its anticipated benefit to Datasea as described herein) to differ materially and in an adverse manner from anticipated results contained or implied in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in Datasea’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. Datasea does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

Investor and Media Contact:

Datasea Inc. Investor relations
Email:  investorrelations@shuhaixinxi.com

Precept Investor Relations LLC

David Rudnick
+1 646-694-8538
david.rudnick@preceptir.com